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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

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                                    FORM 8-K

                                 Current Report
                                   Pursuant to
                             Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

      Date of Report (date of Earliest Event Reported): September 18, 1996

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                           SIGHT RESOURCE CORPORATION
               (Exact name of Registrant as specified in charter)

      DELAWARE                  1-11196                 ###-##-####
      --------                  -------                 -----------
      (State or other           (Commission File        (I.R.S. Employer
      jurisdiction              Number)                 Identification No.)
      of Incorporation)

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                67 South Bedford Street, Burlington, MA     01803
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                (Address of Principal Executive Offices)  (Zip Code)

                                 (617) 229-1100
                                 --------------
                Registrant's Telephone number including area code

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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(a) On September 18, 1996, pursuant to the Asset Transfer and Merger Agreement
    (the "Agreement") by and among Sight Resource Corporation (the "Registrant"), E.B. Acquisition Corp., a wholly owned subsidiary of the Registrant ("Acquisition"), The E.B. Brown Optical Company ("Optical"), Brown Optical Laboratories, Inc. ("Laboratories"), E.B. Brown Opticians, Inc. ("Opticians"), Gordon Safran and Evelyn Safran (Optical, Laboratories and Opticians are referred to collectively as "Sellers"), which agreement is effective as of July 1, 1996, Acquisition acquired certain assets subject to certain liabilities of Laboratories and Optical and merged with Opticians (the "Transactions"). The Transactions will be accounted for as a purchase. Sellers are engaged in the business of distributing and selling eyeglasses, contact lenses, industrial eyewear and hearing aids and providing related optical, optometric and audiology goods and services to persons with vision and hearing disorders through a chain of eye care centers in Ohio and Pennsylvania. The following is a description of the Transactions:

    / / Acquisition and Opticians entered into a merger pursuant to which Acquisition was the surviving Company. In connection with the merger, all Opticians shares outstanding immediately prior to the merger were converted into and became the right to receive 521,997 shares (the "Shares") of common stock of the Registrant. If, during a twenty day consecutive trading period, prior to the registration of the Shares, the average closing price of the common stock of the Registrant is less than $2.75 per share, then the holder of the Shares will be eligible to receive an additional number of shares of the Registrant equal to twenty percent of such merger consideration. The amount and nature of the purchase price was determined by arms length negotiations among the parties.

    / / Acquisition acquired certain assets subject to certain liabilities of Optical and Laboratories. The assets acquired consist primarily of accounts receivable, inventory, property and equipment. The purchase price consisted of $4,000,000 in cash on hand and $1,400,000 in notes payable to shareholders and certain employees of Optical and Laboratories due in two installments over an eighteen month period. The amount and nature of the purchase price were determined by arms length negotiations among the parties.

    / / In connection with the Agreement, the Registrant has agreed to issue
        71,181 shares of common stock of the Registrant on or prior to September 18, 1998 to two employees of Opticians as an employee benefit plan.

(b) Following the acquisitions and merger, Acquisition intends on continuing the use of assets acquired and continue to provide the services described in 2(a).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is currently impracticable to provide the required financial statements in this Current Report. All of the required financial statements will be filed by amendment within 60 days following the date of this filing.

(b) PRO FORMA FINANCIAL INFORMATION. It is currently impracticable to provide the required pro forma financial information in this Current Report. All of the required pro forma financial information will be filed by amendment within 60 days following the date of this filing.


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(C) Exhibits

EXHIBIT NUMBER           TITLE
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2.1                      Asset Transfer and Merger Agreement dated as of
                         July 1, 1996 by and among Sight Resource
                         Corporation, E.B. Acquisition Corp., The E.B.
                         Brown Optical Company, Brown Optical
                         Laboratories, Inc., E.B. Brown Opticians, Inc.,
                         Gordon Safran and Evelyn Safran.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SIGHT RESOURCE CORPORATION

Date:  October 3, 1996               /s/ ALAN MACDONALD
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                                     Alan MacDonald
                                     Vice President of Finance & Administration
                                     (principal financial and chief
                                     accounting officer)